EXHIBIT 4(B)

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                     CAROLINA POWER & LIGHT COMPANY

                                   TO

                          THE BANK OF NEW YORK
                     (FORMERLY IRVING TRUST COMPANY)

                                   AND

                             W.T. CUNNINGHAM

  (SUCCESSOR TO FREDERICK G. HERBST, RICHARD H. WEST, J.A. AUSTIN, E.J. MCCABE,
        G. WHITE, D.W. MAY, J.A. VAUGHAN, JOSEPH J. ARNEY AND WAFAA ORFY)

                                    AS TRUSTEES UNDER CAROLINA POWER & LIGHT
                                    COMPANY'S MORTGAGE AND DEED OF TRUST, DATED
                                    AS OF MAY 1, 1940

                            ----------------

                   SIXTY-FIFTH SUPPLEMENTAL INDENTURE

                         PROVIDING AMONG OTHER THINGS FOR
                        CERTAIN AMENDMENTS TO THE MORTGAGE


                            DATED AS OF APRIL 1, 1998

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

                SIXTY-FIFTH SUPPLEMENTAL INDENTURE

      INDENTURE, dated as of April 1, 1998, by and between CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina, whose post office address is 411 Fayetteville Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Corporate Trustee), and W.T. CUNNINGHAM (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney and Wafaa Orfy), whose post office address is 3 Arlington Drive, Denville, New Jersey 07834 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the Sixty-fifth Supplemental Indenture) being supplemental thereto:

      WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

      WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

      WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

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                                       2

      WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

      WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

      WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, by the Ninth Supplemental Indenture mentioned below, the Company, among other things, reserved the right to amend the Mortgage, as supplemented, without any consent or other action by the holders of the bonds of the Tenth Series or any subsequent series issued under the Mortgage, so as to eliminate
Section 64 of the Mortgage, as supplemented; and

      WHEREAS, by the Tenth Supplemental Indenture mentioned below, the Company, among other things, reserved the right, without any consent or other action by the holders of the bonds of the Eleventh Series or any subsequent series issued under the Mortgage, to make certain amendments to the Mortgage as shall be necessary in order to terminate thereafter certain requirements of Section 39 of the Mortgage, as supplemented; and

      WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

      WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

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                                       3

                  DESIGNATION                       DATED AS OF
                  -----------                       -----------
First Supplemental Indenture....................  January 1, 1949
Second Supplemental Indenture...................  December 1, 1949
Third Supplemental Indenture....................  February 1, 1951
Fourth Supplemental Indenture...................  October 1, 1952
Fifth Supplemental Indenture....................  March 1, 1958
Sixth Supplemental Indenture....................  April 1, 1960
Seventh Supplemental Indenture..................  November 1, 1961
Eighth Supplemental Indenture...................  July 1, 1964
Ninth Supplemental Indenture....................  April 1, 1966
Tenth Supplemental Indenture....................  October 1, 1967
Eleventh Supplemental Indenture.................  October 1, 1968
Twelfth Supplemental Indenture..................  January 1, 1970
Thirteenth Supplemental Indenture...............  August 1, 1970
Fourteenth Supplemental Indenture...............  January 1, 1971
Fifteenth Supplemental Indenture................  October 1, 1971
Sixteenth Supplemental Indenture................  May 1, 1972
Seventeenth Supplemental Indenture..............  May 1, 1973
Eighteenth Supplemental Indenture...............  November 1, 1973
Nineteenth Supplemental Indenture...............  May 1, 1974
Twentieth Supplemental Indenture................  December 1, 1974
Twenty-first Supplemental Indenture.............  April 15, 1975
Twenty-second Supplemental Indenture............  October 1, 1977
Twenty-third Supplemental Indenture.............  June 1, 1978
Twenty-fourth Supplemental Indenture............  May 15, 1979
Twenty-fifth Supplemental Indenture.............  November 1, 1979
Twenty-sixth Supplemental Indenture.............  November 1, 1979
Twenty-seventh Supplemental Indenture...........  April 1, 1980
Twenty-eighth Supplemental Indenture............  October 1, 1980
Twenty-ninth Supplemental Indenture.............  October 1, 1980
Thirtieth Supplemental Indenture................  December 1, 1982
Thirty-first Supplemental Indenture.............  March 15, 1983
Thirty-second Supplemental Indenture............  March 15, 1983
Thirty-third Supplemental Indenture.............  December 1, 1983
Thirty-fourth Supplemental Indenture............  December 15, 1983
Thirty-fifth Supplemental Indenture.............  April 1, 1984
Thirty-sixth Supplemental Indenture.............  June 1, 1984
Thirty-seventh Supplemental Indenture...........  June 1, 1984
Thirty-eighth Supplemental Indenture............  June 1, 1984
Thirty-ninth Supplemental Indenture.............  April 1, 1985
Fortieth Supplemental Indenture.................  October 1, 1985
Forty-first Supplemental Indenture..............  March 1, 1986
Forty-second Supplemental Indenture.............  July 1, 1986
Forty-third Supplemental Indenture..............  January 1, 1987
Forty-fourth Supplemental Indenture.............  December 1, 1987
Forty-fifth Supplemental Indenture..............  September 1, 1988
Forty-sixth Supplemental Indenture..............  April 1, 1989
Forty-seventh Supplemental Indenture............  August 1, 1989
Forty-eighth Supplemental Indenture.............  November 15, 1990
Forty-ninth Supplemental Indenture..............  November 15, 1990

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                                       4

                  DESIGNATION                       DATED AS OF
                  -----------                       -----------

Fiftieth Supplemental Indenture.................  February 15, 1991
Fifty-first Supplemental Indenture..............  April 1, 1991
Fifty-second Supplemental Indenture.............  September 15, 1991
Fifty-third Supplemental Indenture..............  January 1, 1992
Fifty-fourth Supplemental Indenture.............  April 15, 1992
Fifty-fifth Supplemental Indenture..............  July 1, 1992
Fifty-sixth Supplemental Indenture..............  October 1, 1992
Fifty-seventh Supplemental Indenture............  February 1, 1993
Fifty-eighth Supplemental Indenture.............  March 1, 1993
Fifty-ninth Supplemental Indenture..............  July 1, 1993
Sixtieth Supplemental Indenture.................  July 1, 1993
Sixty-first Supplemental Indenture..............  August 15, 1993
Sixty-second Supplemental Indenture.............  January 15, 1994
Sixty-third Supplemental Indenture..............  May 1, 1994
Sixty-fourth Supplemental Indenture.............  August 15, 1997 which supplemental indentures were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

      WHEREAS, the Mortgage and said First through Sixty-fourth Supplemental Indentures were recorded in all Counties in the States of North Carolina and South Carolina in which by the respective terms of the Mortgage, each was to be recorded; and

      WHEREAS, because no recording of this Sixty-fifth Supplemental Indenture is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees, this Sixty-fifth Supplemental Indenture will not be recorded or filed; and

      WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                            PRINCIPAL     PRINCIPAL
                                             AMOUNT        AMOUNT
                      SERIES                 ISSUED      OUTSTANDING
                      ------                 ------      -----------

3-3/4% Series due 1965...................$ 46,000,000         None
3-1/8% Series due 1979.....................20,100,000         None
3-1/4% Series due 1979.....................43,930,000         None
2-7/8% Series due 1981.....................15,000,000         None
3-1/2% Series due 1982.....................20,000,000         None
4-1/8% Series due 1988.....................20,000,000         None
4-7/8% Series due 1990.....................25,000,000         None
4-1/2% Series due 1991.....................25,000,000         None
4-1/2% Series due 1994.....................30,000,000         None
5-1/8% Series due 1996.....................30,000,000         None
6-3/8% Series due 1997.....................40,000,000         None
6-7/8% Series due 1998.....................40,000,000   40,000,000
8-3/4% Series due 2000.....................40,000,000         None
8-3/4% Series due August 1, 2000...........50,000,000         None

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                                       5
                                            PRINCIPAL     PRINCIPAL
                                             AMOUNT        AMOUNT
                      SERIES                 ISSUED      OUTSTANDING
                      ------                 ------      -----------

7-3/8% Series due 2001..................... 65,000,000         None
7-3/4% Series due October 1, 2001.......... 70,000,000         None
7-3/4% Series due 2002.....................100,000,000         None
7-3/4% Series due 2003.....................100,000,000         None
8-1/8% Series due November 1, 2003.........100,000,000         None
9-3/4% Series due 2004.....................125,000,000         None
11-1/8% Series due 1994....................50,000,000          None
11% Series due April 15, 1984..............100,000,000         None
8-1/2% Series due October 1, 2007..........100,000,000         None
9-1/4% Series due June 1, 2008.............100,000,000         None
10-1/2% Series due May 15, 2009............125,000,000         None
12-1/4% Series due November 1, 2009........100,000,000         None
Pollution Control Series A................. 63,000,000         None
14-1/8% Series due April 1, 1987...........125,000,000         None
Pollution Control Series B................. 50,000,000         None
Pollution Control Series C.................  6,000,000         None
11-5/8% Series due December 1, 1992........100,000,000         None
Pollution Control Series D................. 48,485,000   48,485,000
Pollution Control Series E.................  5,970,000    5,970,000
12-7/8% Series due December 1, 2013........100,000,000         None
Pollution Control Series F................. 34,700,000   34,700,000
13-3/8% Series due April 1, 1994...........100,000,000         None
Pollution Control Series G.................122,615,000         None
Pollution Control Series H................. 70,000,000         None
Pollution Control Series I................. 70,000,000         None
Pollution Control Series J.................  6,385,000   $1,795,000
Pollution Control Series K................. $2,580,000   $2,580,000
Extendible Series due April 1, 1995........125,000,000         None
11-3/4% Series due October 1, 2015.........100,000,000         None
8-7/8% Series due March 1, 2016............100,000,000         None
8-1/8% Series due July 1, 1996.............125,000,000         None
8-1/2% Series due January 1, 2017..........100,000,000         None
9.174% Series due December 1, 1992.........100,000,000         None
9% Series due September 1, 1993............100,000,000         None
9.60% Series due April 1, 1991.............100,000,000         None
Secured Medium-Term Notes, Series A........200,000,000         None
8-1/8% Series due November 15, 1993........100,000,000         None
Secured Medium-Term Notes, Series B........100,000,000   50,000,000
8-7/8% Series due February 15, 2021........125,000,000         None
9% Series due April 1, 2022................100,000,000         None
8-5/8% Series due September 15, 2021.......100,000,000  100,000,000
5.20% Series due January 1, 1995...........125,000,000         None
7-7/8% Series due April 15, 2004...........150,000,000  150,000,000
8.20% Series due July 1, 2022..............150,000,000  150,000,000
6-3/4% Series due October 1, 2002..........100,000,000  100,000,000
6-1/8% Series due February 1, 2000.........150,000,000  150,000,000
7-1/2% Series due March 1, 2023............150,000,000  150,000,000
5-3/8% Series due July 1, 1998.............100,000,000  100,000,000

                                       6
                                            PRINCIPAL     PRINCIPAL
                                             AMOUNT        AMOUNT
                      SERIES                 ISSUED      OUTSTANDING
                      ------                 ------      -----------

Secured Medium-Term Notes, Series C........200,000,000   65,000,000
6-7/8% Series due August 15, 2023..........100,000,000  100,000,000
5-7/8% Series due January 15, 2004.........150,000,000  150,000,000
Pollution Control Series L................. 72,600,000   72,600,000
Pollution Control Series M................. 50,000,000   50,000,000
6.80% Series due August 15, 2007...........200,000,000  200,000,000

which bonds are also hereinafter sometimes called bonds of the First through Sixty-eighth Series, respectively; and

      WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

      WHEREAS, the Company now desires to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

      WHEREAS, the execution and delivery by the Company of this Sixty-fifth Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and W.T. Cunningham, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

            All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company's rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-fifth Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

      TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

      PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-fifth Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Sixty-fifth Supplemental Indenture or covenanted so to be;
(4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Sixty-fifth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

      TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

      IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-fifth Supplemental Indenture being supplemental to the Mortgage.

      AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

      The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

                                    ARTICLE I

         AMENDMENTS TO CERTAIN PROVISIONS OF THE MORTGAGE

      SECTION 1. Pursuant to the reservation of right in Section 6 of the Ninth Supplemental Indenture, and all bonds issued prior to the Ninth Supplemental Indenture having been retired, the Mortgage is hereby amended so as to eliminate the requirements of Section 64 of the Mortgage, as supplemented.

      SECTION 2. Pursuant to the reservation of right in Section 5 of the Tenth Supplemental Indenture, and all bonds issued prior to the Tenth Supplemental Indenture having been retired, the Mortgage is hereby amended so as to terminate the requirements of Section 39 of the Mortgage that the Company deliver to the Corporate Trustee as an improvement fund for the bonds Outstanding under the Mortgage annually amounts as to each series in cash and/or principal amount of bonds of such series equivalent to one-half (1/2) of one per centum (1%) of the greatest principal amount of bonds of such series prior to January 1 of such year at any one time Outstanding.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

      SECTION 3. Subject to the amendments provided for in this Sixty-fifth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-fifth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

      SECTION 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

      The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Sixty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-fifth Supplemental Indenture.

      SECTION 5. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Sixty-fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-fifth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

      SECTION 6. Nothing in this Sixty-fifth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Sixty-fifth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

      SECTION 7. This Sixty-fifth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, Carolina Power & Light Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and W.T. Cunningham has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                            CAROLINA POWER & LIGHT COMPANY

                                /s/ Mark F. Mulhern
                            By.............................................
                               Mark F. Mulhern, Vice President and Treasurer

Attest:

     /s/ Patricia Kornegay-Timmons
By................................................
   Patricia Kornegay-Timmons, Assistant Secretary



Executed, sealed and delivered by
  CAROLINA POWER & LIGHT
  COMPANY in the presence of:

/s/ Ann E. Fanning
 .................................
        Ann E. Fanning

/s/ Edie S. McCrea
 .................................
        Edie S. McCrea

                                        THE BANK OF NEW YORK, as Trustee


                                             /s/ Mary Jane Morrissey
                                        By ...................................
                                           Mary Jane Morrissey, Vice President

Attest:

     /s/ Louis J. Hack
By ..................................
   Louis J. Hack, Assistant Secretary

                                             /s/ W.T. Cunningham
                                           ............................. (L.S.)
                                                  W.T. Cunningham


Executed, sealed and delivered
  by THE BANK OF NEW YORK
  and W.T. CUNNINGHAM
  in the presence of:

/s/ Michele Russo
 .................................
         Michele Russo

/s/ Stacey Poindexter
 .................................
      Stacey Poindexter

STATE OF NORTH CAROLINA     )
                            )  SS.:
COUNTY OF WAKE              )

      This 1st day of April, A.D. 1998, personally came before me, Sherry W. Waddell, a Notary Public in and for the County aforesaid, MARK F. MULHERN, who, being by me duly sworn, says that he is the Vice President and Treasurer of CAROLINA POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said MARK F. MULHERN acknowledged the said writing to be the act and deed of said corporation.

      On the 1st day of April, in the year of 1998, before me personally came MARK F. MULHERN, to me known, who, being by me duly sworn, did depose and say that he resides at 109 Deer Valley Drive, Apex, North Carolina 27502, State of North Carolina; that he is the Vice President and Treasurer of CAROLINA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                   /s/ Sherry W. Waddell
                                .......................................
                                           Sherry W. Waddell
                                NOTARY PUBLIC, State of North Carolina
                                              Wake County
                                My Commission Expires:  October 9, 1999

STATE OF NORTH CAROLINA     )
                            )  SS.:
COUNTY OF WAKE              )

      Personally appeared before me Ann E. Fanning, who being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY affixed to the above written instrument, and that she also saw MARK F. MULHERN, the Vice President and Treasurer, with PATRICIA KORNEGAY-TIMMONS, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY, sign and attest the same, and that she, deponent, with Edie S. McCrea, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY.

                                        /s/ Ann E. Fanning
                                .......................................
                                             Ann E. Fanning
Sworn to before me this
1st day of April, 1998


 .......................................
       Sherry W. Waddell
NOTARY PUBLIC, State of North Carolina
          Wake County
My Commission Expires:  October 9, 1999

STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF NEW YORK     )

      This 2nd day of April, A.D. 1998, personally came before me, William J. Cassels, a Notary Public in and for the County aforesaid, MARY JANE MORRISSEY, who, being by me duly sworn, says that she is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said MARY JANE MORRISSEY acknowledged the said writing to be the act and deed of said corporation.

      On the 2nd day of April, in the year 1998, before me personally came MARY JANE MORRISSEY, to me known, who, being by me duly sworn, did depose and say that she resides in Shark River Hills, New Jersey, that she is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

      I, William J. Cassels, a Notary Public in and for the County aforesaid, do hereby certify that W.T. CUNNINGHAM personally appeared before me this day and acknowledged the due execution by him as successor Individual Trustee of the foregoing instrument.

      On the 2nd day of April, 1998, before me personally came W.T. CUNNINGHAM, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as successor Individual Trustee, executed the same.

      WITNESS my hand and official seal this 2nd day of April, 1998.


                                      /s/ William J. Cassels
                                .......................................
                                          William J. Cassels
                                   NOTARY PUBLIC, State of New York
                                            No. 010A5027729
                                       Qualified in Bronx County
                                 Certificate filed in New York County
                                    Commission Expires May 18, 1998

STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF NEW YORK     )

      Personally appeared before me MICHELE RUSSO, who, being duly sworn, says that she saw the corporate seal of THE BANK OF NEW YORK affixed to the above written instrument and that she also saw MARY JANE MORRISSEY, a Vice President, with Louis J. Hack, an Assistant Secretary of said THE BANK OF NEW YORK, sign and attest the same, and that she, deponent, with STACEY POINDEXTER, witnessed the execution and delivery thereof as the act and deed of said THE BANK OF NEW YORK.

      Personally appeared before me MICHELE RUSSO, who, being duly sworn, says that she saw the within named W.T. CUNNINGHAM, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that she, deponent, with STACEY POINDEXTER, witnessed the execution thereof.


                                          /s/ Michele Russo
                                .......................................
                                             Michele Russo



Sworn to before me this
2nd day of April, 1998

/s/ William J. Cassels
 .....................................
     William J. Cassels
NOTARY PUBLIC, State of New York
       No. 010A5027729
  Qualified in Bronx County
Certificate filed in New York County
Commission Expires May 18, 1998